                                                         ITEM 14(A)3, EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                  PERCENT
                                                                                  OF
                                                                   INCORPORATED   VOTING
                                                                      OR          SECURITIES
                                                                   ORGANIZED      OWNED
                                                                    UNDER          BY
                         NAME OF COMPANY                           LAWS OF        TESORO
- -----------------------------------------------------------------  --------       ----
Tesoro Alaska Petroleum Company..................................  Delaware       100%
Tesoro Alaska Pipeline Company...................................  Delaware       100%
Tesoro Bolivia Petroleum Company.................................  Texas          100%
Tesoro Exploration and Production Company........................  Delaware       100%
Tesoro Gas Resources Company, Inc................................  Delaware       100%
Tesoro Natural Gas Company.......................................  Delaware       100%
Tesoro Northstore Company........................................  Alaska         100%
Tesoro Petroleum Companies, Inc..................................  Delaware       100%
Tesoro Petroleum Distributing Company............................  Louisiana      100%
Tesoro Refining, Marketing & Supply Company......................  Delaware       100%

     Small or inactive subsidiaries are omitted from the above list. Such omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this annual report.